Exhibit 99.1

NanoString Provides Preliminary Operational and Financial Results for Fourth Quarter and FY 2019
— FY19 Product and Service Revenue of $103.7 million, including GeoMx DSP Revenue of $10.8 million, Exceeds High End of Guidance Ranges —
— Over 90 Cumulative GeoMx DSP Orders as of Year End —
SEATTLE, Jan. 12, 2020 (Business Wire) -- NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for translational research, today provided preliminary operational and financial results for the fourth quarter and fiscal year ended December 31, 2019.
“Last year was transformative for NanoString. The launch of the GeoMx™ Digital Spatial Profiler (DSP) accelerated our growth, with product and service revenue increasing by 24% for the full year, and by 42% during the fourth quarter. Our strategic transaction to license our nCounter® diagnostic business to Veracyte has sharpened our focus on GeoMx and other growth opportunities in our research markets,” said NanoString president and CEO, Brad Gray. “We expect this transformation to continue in 2020, as we enjoy our first full year of GeoMx revenue, and expand our addressable markets into discovery research through the launch of GeoMx compatibility with next-generation sequencers.”
“We enter 2020 with a substantially strengthened financial profile,” said Tom Bailey, chief financial officer of NanoString. “With $157 million in cash and short-term investments, we have the resources to sustain our growth in 2020 and beyond.”
Financial Highlights:
For the fourth quarter of 2019, product and service revenue is expected to be $33.6 million, an increase of 42% compared to the prior year period and exceeding the upper end of the company’s guidance range of $30 to $32 million. This includes nCounter revenue of $25.2 million and GeoMx DSP revenue of $8.4 million, as compared to prior guidance for fourth quarter nCounter revenue of $24 to $26 million and prior guidance for fourth quarter GeoMx DSP revenue of $6 million.
Product and service revenue for full year 2019 is expected to be $103.7 million, an increase of 24% compared to the prior year and exceeding the upper end of the company’s previous guidance for revenue of $100 to $102 million.
Total revenue for the fourth quarter of 2019 is expected to be approximately $36.6 million, including approximately $3 million of collaboration revenue, as compared to prior guidance for total revenue of $33 to $35 million. Total revenue for full year 2019 is expected to be approximately $125.7 million, including approximately $22 million of collaboration revenue, as compared to prior guidance of $121 to $123 million.
Cash and short-term investments totaled $157.3 million as of December 31, 2019.
Operational Highlights:

•	Generated orders for approximately 20 GeoMx DSP systems during the fourth quarter.

•	Shipped 34 GeoMx DSP systems during the fourth quarter, and completed the installation of 25 of those 34 shipped units.

•	Shipped $0.7 million in GeoMx consumables during the fourth quarter.

•	Completed 35 Technology Access Program projects during the fourth quarter, bringing the total number of completed projects to more than 200 since inception of the program.

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Sold approximately 125 nCounter Analysis Systems in 2019, increasing our installed base to approximately 855 nCounter Analysis Systems as of December 31, 2019, an increase of approximately 17% over fiscal year 2018.

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Licensed our nCounter-based diagnostic business to Veracyte for initial consideration of $50 million. Certain operating costs were eliminated as a result of the transaction and combining the impact of these cost savings with the impact of the supply agreement on Prosigna® revenue and gross profit results in an approximate $14 million improvement in NanoString's 2018 operating loss on a pro forma basis and an approximate $12 million improvement in NanoString’s anticipated 2019 operating loss on an annualized pro forma basis.

Brad Gray will give a corporate update at the JP Morgan Healthcare conference at 3:00 p.m. PST on Wednesday, January 15th, 2020. A live webcast of the presentation will be available online from the investor relations page of the company's corporate website at www.nanostring.com. After the live webcast, the presentation will remain available on the website for approximately 30 days.
These preliminary results are based on management's initial analysis of operations for the quarter and year ended December 31, 2019 and are subject to further internal review and audit by the company's external auditors.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for translational research. The company’s nCounter® Analysis System is used in life sciences research and has been cited in more than 3,000 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s GeoMx™ Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types, including FFPE tissue sections.
For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our preliminary estimates of fourth quarter and fiscal year 2019 operating results and financial condition, expectations for demand for our products and growth in our business, the availability of GeoMx compatibility with next-generation sequencers and the anticipated impact on our business of our transaction with Veracyte, Inc., including the transaction’s expected impact on our operating expenses. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing or product development; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in our filings with the Securities and Exchange Commission. Furthermore, we are in the process of finalizing our financial results for the fourth quarter and fiscal year 2019, and therefore our finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding fourth quarter and full year 2019 revenue and year-end cash, cash equivalents and short-term investment balances are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by our independent registered public accounting firm and no assurance is given by our independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2019 based on the foregoing estimates. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
NanoString, NanoString Technologies, the NanoString logo, nCounter and GeoMx are trademarks or registered trademarks of NanoString Technologies, Inc. in various jurisdictions.
Contact:
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768